Exhibit 99.1

Transcat Appoints Richard J. Harrison
and Alan H. Resnick to Board of Directors

ROCHESTER, NY – November 30, 2004 – Transcat, Inc. (Nasdaq: TRNS), a leading global distributor of professional grade test, measurement, and calibration instruments and a provider of calibration and repair services, today announced the appointment of Richard J. Harrison and Alan H. Resnick to its Board of Directors, expanding the Board to 11 directors.

Richard J. Harrison, 59, is Senior Retail Banking and Lending Officer at the National Bank of Geneva and Senior Retail Risk Manager at its holding company Financial Institutions, Inc. Previously, he held senior executive management positions with the Savings Bank of the Finger Lakes; United Auto Finance, Inc.; American Credit Services, Inc. (a subsidiary of Rochester Community Savings Bank); and Security Trust Company/Security New York State Corporation (now Fleet/Bank of America). Mr. Harrison holds a B.A. in History and Economics from Hobart College and a M.B.A. from the State University of New York at Buffalo.

Alan H. Resnick, 61, is President of Janal Capital Management LLC, an investment management firm. Previously, he was Vice-President and Treasurer of Bausch & Lomb Incorporated and a member of the company’s Corporate Strategy Board until his retirement last month. He was responsible for all treasury-related activities including commercial and investment banking relationships, corporate finance, foreign exchange and interest rate management, corporate risk management, real estate and pension plan investment management. His experience includes numerous public offerings of debt instruments, syndicated revolving credit agreements, structured finance transactions, and numerous acquisition and divestiture projects. He was also a member of the Advisory Board of FM Global, a leading property insurance carrier, until his retirement from Bausch & Lomb. Mr. Resnick is Treasurer and a member of the Board of Directors of the Monroe Community College Foundation and serves on numerous boards and committees for several not-for-profit organizations in the greater Rochester, New York area. He holds a B.S. degree in Mathematics from Tufts University and a M.B.A. in Finance from Columbia University.

Carl E. Sassano, Chairman of the Board, President and Chief Executive Officer of Transcat, Inc., stated: “We are very pleased that Rick Harrison and Al Resnick have agreed to join our Board of Directors. Their knowledge and experience spans both large and small public companies and adds significant depth to our board in both finance and business strategy.

“Rick and Al bring to our company an exceptional blend of financial and business acumen. We welcome their understanding of the strategic and business challenges faced by Transcat and are grateful for their commitment to our Company, as we continue to pursue our strategy for growth in fiscal 2005 and beyond.”

About Transcat, Inc.

Transcat, Inc. is a leading global distributor of professional grade test, measurement and calibration instruments and an accredited provider of calibration and repair services primarily to the process, life science and manufacturing industries.

Through the Company’s distribution products segment, Transcat markets and distributes national and proprietary brand instruments to approximately 12,000 global customers. Transcat’s Master Catalog offers easy access to more than 25,000 instruments, such as: calibrators, deadweight testers, temperature devices, multimeters, oscilloscopes, pressure pumps, testers, recorders, and related accessories, from nearly 250 of the industry’s leading manufacturers including Fluke, Hart Scientific, Agilent, Ametek, GE-Druck, and Tektronix. In addition, Transcat is the exclusive worldwide distributor for Altek and Transmation products. The majority of this instrumentation requires expert calibration service to ensure that it maintains the most exacting measurements.

Through the Company’s calibration services segment, Transcat offers precise, reliable, fast calibration services through ten Calibration Centers of Excellence strategically located across the United States and Canada to approximately 9,000 customers. To support the Company’s customers’ calibration service needs, Transcat delivers the industry’s highest quality calibration services and repairs. Each of the calibration laboratories is ISO-9000: 2000 registered with Underwriter’s Laboratories, Inc. and the scope of accreditation to ISO/IEC 17025 is the widest in the industry.

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995: This press release contains forward-looking statements, which are subject to various risks and uncertainties. The Company’s actual results could differ from those anticipated in such forward-looking statements as a result of numerous factors that may be beyond the Company’s control.

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